                               Registration No. 333-130333
                                   As filed with the Securities and Exchange Commission on August 25, 2006
===================================================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Citicorp Mortgage Securities, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-3408717
(IRS Employer Identification Number)

1000 Technology Drive
O'Fallon, Missouri 63368
(636) 261-1313
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael S. Zuckert
General Counsel, Finance and Capital Markets
Citigroup Inc.
425 Park Avenue
New York, New York 10043
(212) 559-0615
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |  |

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |  |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. |  |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |  |

EXPLANATORY NOTE

This filing is made solely for the purpose of filing as an exhibit the Special Servicing Agreement dated as of June 1, 2006, between CitiMortgage, Inc, as servicer and master servicer, Credit-Based Asset Servicing and Securitization LLC, as holder of the Class B Certificates identified on Schedule I (the “Class B Holder”) and Litton Loan Servicing LP, an affiliate of the Class B Holder, as special servicer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

1.1 - Form of Underwriting Agreement. 1

4.1 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in mortgage loans between Citicorp Mortgage Securities, Inc., as depositor, CitiMortgage, Inc., as Servicer and Master Servicer, and the Trustee, and including forms of Certificates and Mortgage Document Custodial Agreement. 1

4.2 - Special Servicing Agreement dated as of June 1, 2006, between CitiMortgage, Inc, as servicer and master servicer, Credit-Based Asset Servicing and Securitization LLC, as holder of the Class B Certificates identified on Schedule I (the “Class B Holder”) and Litton Loan Servicing LP, an affiliate of the Class B Holder, as special servicer.*

5.1 - Opinion of Michael S. Zuckert, Esq. with respect to the Certificates being registered. 1

8.1 - Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters. 1

23.1 - Consent of Michael S. Zuckert, Esq., is contained in his opinion filed as Exhibit 5.1. Consent of Cadwalader, Wickersham & Taft LLP is contained in its opinion filed as Exhibit 8.1. 1

24.1 - Power of Attorney (contained on page II-2).*

_____________
1 Previously filed as an exhibit to the Citicorp Mortgage Securities, Inc.’s Amendment No. 1 to Registration Statement on Form S-3 on January 31, 2006.
* Filed herewith

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of O’Fallon, state of Missouri, on August 25, 2006.

Each person whose signature appears below hereby appoints each of Daniel P. Hoffman and Larry Kent Slough his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to this registration statement, together with all exhibits thereto and other documents in connection therewith, such amendments may make such changes in the registration statement as such attorney-in-fact and agent deems appropriate, granting unto each attorney-in-fact and agent full power and authority to perform every act and thing required to be done, as fully to all intents and purposes as the person signing below might or could do in person. Each person whose signature appears below hereby ratifies and confirms all that each attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

CITICORP MORTGAGE SECURITIES, INC.

By: /s/_Daniel P. Hoffman________
Daniel P. Hoffman
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Daniel P. Hoffman Daniel P. Hoffman	President and a Director (principal executive officer)	August 25, 2006
/s/ Paul Ince Paul Ince	Senior Vice President and Chief Financial and Accounting Officer (principal financial officer and principal accounting officer)	August 25, 2006
/s/ Larry Kent Slough Larry Kent Slough	Director	August 25, 2006
Charles E. Wainhouse (Mr. Wainhouse did not sign.)	Director

II-1

EXHIBIT INDEX

Exhibit Number	Description of Document
4.2

Special Servicing Agreement dated as of June 1, 2006, between CitiMortgage, Inc, as servicer and master servicer, Credit-Based Asset Servicing and Securitization LLC, as holder of the Class B Certificates identified on Schedule I (the “Class B Holder”) and Litton Loan Servicing LP, an affiliate of the Class B Holder, as special servicer.